Exhibit 99.07

Southern Company
Financial Overview
As Reported
(In Millions of Dollars)

	Three Months Ended December			Year-To-Date December
	2022	2021	% Change	2022	2021	% Change
Southern Company –
Operating Revenues	$7,047	$5,767	22.2%	$29,279	$23,113	26.7%
Earnings (Loss) Before Income Taxes	(234)	(566)	(58.7)%	4,223	2,576	63.9%
Net Income (Loss) Available to Common	(87)	(215)	(59.5)%	3,524	2,393	47.3%

Alabama Power –
Operating Revenues	$1,794	$1,394	28.7%	$7,817	$6,413	21.9%
Earnings Before Income Taxes	114	59	93.2%	1,774	1,625	9.2%
Net Income Available to Common	84	49	71.4%	1,340	1,238	8.2%

Georgia Power –
Operating Revenues	$2,366	$2,210	7.1%	$11,584	$9,260	25.1%
Earnings (Loss) Before Income Taxes	(89)	(695)	(87.2)%	2,183	416	N/M
Net Income (Loss) Available to Common	(38)	(446)	(91.5)%	1,813	584	N/M

Mississippi Power –
Operating Revenues	$415	$334	24.3%	$1,694	$1,322	28.1%
Earnings Before Income Taxes	13	25	(48.0)%	201	180	11.7%
Net Income Available to Common	14	26	(46.2)%	164	159	3.1%

Southern Power –
Operating Revenues	$751	$606	23.9%	$3,369	$2,216	52.0%
Earnings (Loss) Before Income Taxes	8	(27)	N/M	267	154	73.4%
Net Income Available to Common	89	55	61.8%	354	266	33.1%

Southern Company Gas –
Operating Revenues	$1,964	$1,386	41.7%	$5,962	$4,380	36.1%
Earnings Before Income Taxes	75	201	(62.7)%	752	814	(7.6)%
Net Income Available to Common	56	150	(62.7)%	572	539	6.1%
N/M - Not Meaningful
Notes
- See Financial Highlights pages for discussion of certain significant items occurring during the periods.